As Filed with the Securities and Exchange Commission on July 1, 2004
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    Form S-8
             Registration Statement Under The Securities Act of 1933

                                   ---------

                            FOUR SEASONS HOTELS INC.
             (Exact name of Registrant as Specified in its Charter)

 Province of Ontario, Canada                           99-0087570
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)

                               1165 Leslie Street
                                Toronto, Ontario
                                 Canada M3C 2K8
                         (Address of Principal Executive
                              Offices and Zip Code)

           Restated Director, Executive and Employee Stock Option Plan
                              (Full Title of Plan)

                                   ----------

                         Four Seasons Hotels (U.S.) Inc.
                        c/o The Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
                     (Name and Address of Agent for Service)
                                 (302) 658-7581
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                                   Copies to:

           Jonathan Lampe                            David A. Katz, Esq.
            Goodmans LLP                           Joshua R. Cammaker, Esq.
          250 Yonge Street                       Wachtell, Lipton, Rosen & Katz
           Toronto, Ontario                          51 West 52nd Street
            Canada M5B 2M6                         New York, New York 10019

                         CALCULATION OF REGISTRATION FEE


---------------------------------- -------------------- -------------------- -------------------- --------------------
                                                             Proposed             Proposed
                                                              Maximum              Maximum              Amount
     Title of Each Class of             Amount to            Offering             Aggregate               of
        Securities to Be                   be                  Price              Offering           Registration
           Registered                  Registered          Per Share(1)           Price(1)                Fee
---------------------------------- -------------------- -------------------- -------------------- --------------------
---------------------------------- -------------------- -------------------- -------------------- --------------------
Limited Voting Shares                  500,000(2)             $59.24            $29,620,000          $3,752.85
---------------------------------- -------------------- -------------------- -------------------- --------------------


---------------------
(1) Estimated solely for the purpose of computing the registration fee upon the basis of fluctuating market prices pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Limited Voting Shares of Four Seasons Hotels Inc., as reported on the New York Stock Exchange on June 28, 2004.

(2) Consists of shares reserved for issuance pursuant to the Four Seasons Hotels Inc. Restated Director, Executive and Employee Stock Option Plan. This registration statement also relates to such indeterminate number of additional shares of

===============================================================================

     Limited Voting Shares of Four Seasons Hotels Inc., as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3) Reflects the product of (a) 0.0001267 multiplied by (b) the Proposed Maximum Aggregate Offering Price.

                           INCORPORATION BY REFERENCE

     This Registration Statement ("Registration Statement") on Form S-8 is filed by Four Seasons Hotels Inc. (the "Registrant"), an Ontario corporation, in connection with the registration of 500,000 Limited Voting Shares of the Registrant ("Shares"), which are in addition to the 3,888,603 Shares which were registered on the Registrant's Form S-8 filed on April 2, 1998 (File Number 333-08576), the 3,550,000 Shares which were registered on the Registrant's Form S-8 filed on March 12, 2001 (File Number 333-13290) and the 1,200,000 Shares which were registered on the Registrant's Form S-8 filed on November 9, 2001 (File Number 333-14080) (collectively, the "Prior Registration Statements"). The Shares registered by this Registration Statement include Shares available for issuance upon exercise of stock options or as restricted stock awards, granted or to be granted under the Registrant's Restated Director, Executive and Employee Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

                                     PART II

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Limited Voting Shares offered hereby and to be issued by the Company has been passed on by Goodmans LLP, counsel to the Registrant. As of the date of this Registration Statement, certain members of the firm of Goodmans LLP own in the aggregate less than one percent of the issued and outstanding Limited Voting Shares on a fully diluted basis.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director or officer of the Registrant or such other corporation if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

     Such indemnification may be made in connection with an action by or on behalf of the Registrant or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits in his or her defense and fulfilled the conditions set forth above.

     In accordance with provisions of the Business Corporations Act (Ontario) described above, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant's request as a director or officer of a corporation of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or such other corporation, if he or she acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     The Registrant maintains directors' and officers' liability insurance that provides coverage for losses as a result of claims against directors and officers of the Registrant in their capacities as directors or officers of the Registrant.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

3.1  Restated  Articles  of  Incorporation,   as  amended,   of  the  Registrant
     (incorporated by reference to Exhibit 4.1 to the Registrant's Form S-8 filed on April 2, 1998 (File Number 333-08576)).

3.2 By-Laws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Form S-8 filed on April 2, 1998 (File Number 333-08576)).

4.1 Restated Director, Executive and Employee Stock Option Plan of the Registrant, as amended through February 26, 2004 and Amendment No. 1 thereto, dated as of May 12, 2004.

5.1  Opinion of Goodmans LLP.

23.1 Consent of KPMG LLP.

23.2 Consent of Goodmans LLP (included in Exhibit 5.1 hereto).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 1st day of July, 2004.

                                        FOUR SEASONS HOTELS INC.


                                        By:  /s/ Randolph Weisz
                                            -----------------------------------
                                            Name:  Randolph Weisz
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Kathleen Taylor, Douglas L. Ludwig and Randolph Weisz, and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) and supplements to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



   Signature                                    Title                                     Date
   ---------                                    -----                                     ----

/s/  Isadore Sharp              Chairman, Chief Executive Officer (Principal           July 1, 2004
-----------------------------   Executive Officer) and Director
Isadore Sharp


/s/  Douglas L. Ludwig          Executive Vice President, Chief Financial Officer      July 1, 2004
-----------------------------   and Treasurer  (Principal Financial and Accounting
Douglas L. Ludwig               Officer)




/s/  Brent Belzberg             Director                                               July 1, 2004
-----------------------------
Brent Belzberg


/s/  H. Roger Garland           Director                                               July 1, 2004
-----------------------------
H. Roger Garland


/s/  Nan-b de Gaspe Beaubien    Director                                               July 1, 2004
-----------------------------
Nan-b de Gaspe Beaubien


/s/  Charles S. Henry           Director                                               July 1, 2004
-----------------------------
Charles S. Henry


                                Director
-----------------------------
Heather Munroe-Blum


/s/  Ronald W. Osborne          Director                                               July 1, 2004
-----------------------------
Ronald W. Osborne


/s/  J. Robert S. Prichard       Director                                              July 1, 2004
-----------------------------
J. Robert S. Prichard


/s/  Lionel H. Schipper          Director                                              July 1, 2004
-----------------------------
Lionel H. Schipper


/s/  Anthony Sharp              Director                                               July 1, 2004
-----------------------------
Anthony Sharp


                                Director
-----------------------------
Benjamin Swirsky


/s/  Shuichiro Tamaki           Director                                               July 1, 2004
-----------------------------
Shuichiro Tamaki


-----------------------------   Director
Simon M. Turner



FOUR SEASONS HOTELS (U.S.)       Authorized Representative in the United States
INC.

By:  /s/  Douglas L. Ludwig                                   July 1, 2004
     -------------------------
     Name:  Douglas L. Ludwig
     Title: Treasurer

                                  EXHIBIT INDEX

------ -------------------------------------------------------------------------
3.1    Restated Articles of Incorporation, as amended, of the
       Registrant (incorporated by reference to Exhibit 4.1 to the
       Registrant's Form S-8 filed on April 2, 1998 (File Number
       333-08576)).
------ -------------------------------------------------------------------------
3.2 By-Laws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Form S-8 filed on April 2, 1998 (File Number 333-08576)).
------ -------------------------------------------------------------------------
4.1 Restated Director, Executive and Employee Stock Option Plan of the Registrant, as amended through February 26, 2004 and Amendment No. 1 thereto, dated as of May 12, 2004.
------ -------------------------------------------------------------------------
5.1    Opinion of Goodmans LLP.
------ -------------------------------------------------------------------------
23.1   Consent of KPMG LLP.
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23.2   Consent of Goodmans LLP (included in Exhibit 5.1 hereto).
------ -------------------------------------------------------------------------
24.1 Power of Attorney (set forth on the signature page of this Registration Statement).
------ -------------------------------------------------------------------------